Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Xfone, Inc.

Gentlemen:

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated March 28, 2007, with respect to the consolidated financial statements of Xfone, Inc. and subsidiaries as of and for the year ended December 31, 2006, in the filing of its Form SB-2, for Xfone, Inc.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP

Denver, Colorado
June 7, 2007